SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12


                          WILLAMETTE INDUSTRIES, INC.
                            -----------------------

               (Name of Registrant as Specified in its Charter)
                            -----------------------

                             WEYERHAEUSER COMPANY

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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----------
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                                                   [Weyerhaeuser Company logo]

NEWS RELEASE

For Immediate Release

                    WEYERHAEUSER SENDS LETTER TO WILLAMETTE
                   REGARDING ANNUAL MEETING OF SHAREHOLDERS

FEDERAL WAY, Wash., February 12, 2001 - Weyerhaeuser Company (NYSE: WY) today sent a letter to Willamette Industries, Inc. (NYSE: WLL) regarding the scheduling of Willamette's 2001 annual meeting of shareholders. The full text of the letter follows:

        February 12, 2001

        Willamette Industries, Inc.
        1300 Southwest Fifth Avenue
        Portland, Oregon 97201

        Attention:  Duane C. McDougall
                    President and Chief Executive Officer

        Dear Duane:

        As you know, Weyerhaeuser Company and Company Holdings, Inc., a wholly owned subsidiary of Weyerhaeuser, have proposed four candidates for election as directors of Willamette Industries, Inc. at Willamette's 2001 annual meeting of shareholders.

        In prior years, pursuant to Article II, Section 1 of Willamette's by-laws, the annual meeting of shareholders was held on the third Tuesday in April. In response to our tender offer, on December 11, 2000, Willamette's Board of Directors amended this by-law to provide that "the annual meeting of shareholders will be held on such date and at such time as may be designated by the board." In so amending this by- law, however, the Board did not indicate when it planned to hold the annual meeting or whether it intended to abandon Willamette's longstanding practice of holding the annual meeting on the third Tuesday in April.

        It is our understanding that Willamette's historic practice has also been to begin the process of distributing proxy "search cards", pursuant to SEC Rule 14a-13(a), no later than the final week of January. It is now February 12, and to the best of our knowledge Willamette has yet to commence the proxy search card process.

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                                     - 2 -

        In light of the foregoing, we hereby request that Willamette promptly inform us and the other Willamette shareholders whether Willamette intends to uphold its longstanding practice of holding its annual meeting on the third Tuesday in April and, if not, when it intends to hold the annual meeting.

                                Very truly yours,

                                 /s/ STEVEN R. ROGEL

                                Steven R. Rogel
                                Chairman, President and Chief Executive Officer

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2000, sales were $16 billion. It has offices or operations in 17 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward looking statement made by Weyerhaeuser with respect to the Willamette tender offer is not entitled to the benefit of the safe harbor protections of the Private Securities Litigation Reform Act of 1995. The accuracy of such forward looking statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various US business segments; performance of the company's manufacturing operations; the types of logs harvested in the company's logging operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the US dollar and the Euro, and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

                                   - more -


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                                     - 3 -

IMPORTANT INFORMATION

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company ("Weyerhaeuser"), has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. ("Willamette") at $48.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time, on Friday, March 30, 2001. CHI may extend the offer. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.

On February 9, 2001, Weyerhaeuser and CHI filed with the Securities and Exchange Commission a definitive proxy statement in connection with the election of the nominees of Weyerhaeuser and CHI (the "Weyerhaeuser Nominees") to the Willamette board of directors at the Willamette 2001 annual meeting of shareholders. Weyerhaeuser may file other proxy solicitation material regarding the election of the Weyerhaeuser Nominees or the proposed business combination between Weyerhaeuser and Willamette. The definitive proxy statement will be sent to shareholders of Willamette seeking their support of the election of the Weyerhaeuser Nominees to the Willamette board of directors. Investors and security holders are urged to read the definitive proxy statement and any other proxy material, when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the tender offer statement, the definitive proxy statement (when it is available) and other documents filed by Weyerhaeuser with the Commission at the Commission's website at http://www.sec.gov. The tender offer statement, the definitive proxy statement (when it is available) and these other documents may also be obtained for free from Weyerhaeuser by directing a request to Kathryn McAuley at (253) 924-2058.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Willamette shareholders is available in the definitive proxy statement filed by Weyerhaeuser and CHI with the Commission on Schedule 14A on February 9, 2001.

Today's news release, along with other news about Weyerhaeuser, is available on the Internet at www.weyerhaeuser.com.

Weyerhaeuser contacts:


   ANALYSTS                                             MEDIA
   Kathryn McAuley        Joele Frank / Jeremy Zweig    Bruce Amundson
   Weyerhaeuser           Joele Frank, Wilkinson        Weyerhaeuser
   (253) 924-2058         Brimmer Katcher               (253) 924-3047
                          (212) 355-4449